UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 1, 2011
Date of report (Date of earliest event reported)

Feihe International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Utah	001-32473	90-0208758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Star City International Building, 10 Jiuxianqiao Road, C-16th Floor
Chaoyang District, Beijing, China 100016
(Address of principal executive offices, including Zip Code)

+86 (10) 8457-4688
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On August 1, 2011, Feihe International, Inc. (the “Company”) and Jinyan Ma entered into an equity purchase agreement (the “Equity Purchase Agreement”) with Haerbin City Ruixinda Investment Company Ltd. (“Purchaser”) regarding the sale to Purchaser of two of the Company’s subsidiaries, Heilongjiang Feihe Kedong Feedlots Co., Limited (“Kedong Dairy Farm”) and Heilongjiang Feihe Gannan Feedlots Co., Limited (“Gannan Dairy Farm,” and collectively, the “Dairy Farms”).  Pursuant to the Equity Purchase Agreement, the Company and Jinyan Ma have agreed to sell, and Purchaser has agreed to purchase, all of the issued and outstanding shares of capital stock of the Dairy Farms for a total purchase price of RMB849,025,724.57 (approximately US$131.8 million).  This aggregate purchase price includes RMB114,520,000 (approximately US$17.8 million) in cash, of which RMB110,720 is payable to the Company and RMB3,800,000 is payable to Jinyan Ma.  The remaining purchase price is to be satisfied by Purchaser’s delivery to the Company, in six quarterly installments, of raw milk with an aggregate value of RMB734,505,724.57 (approximately US$114.0 million) from the Dairy Farms.  In the event the raw milk production of the Dairy Farms is insufficient to fulfill such quarterly amounts, the shortfall will be immediately payable to the Company in cash by the Dairy Farms.

The Equity Purchase Agreement contains customary representations and warranties regarding the Company and Purchaser, their business and operations and related matters.  The parties have agreed to indemnify each other for certain losses, and the Purchaser has agreed to pay certain liquidated damages if required payments are not timely made to the Company.  In addition, the Company has certain financial supervisory rights and the right to appoint a director to each of the Dairy Farms’ boards of directors.

Closing under the Equity Purchase Agreement is subject to certain closing conditions, including the execution of the Raw Milk Exclusive Supply Agreement (the “Supply Agreement”) and the Asset Mortgage Agreement (the “Mortgage Agreement”).  In addition to requiring the delivery of raw milk to satisfy the remaining purchase price after the initial cash payment, the Supply Agreement would require the Dairy Farms, among other obligations, to maintain their current ordinary business after closing and to supply raw milk to the Company exclusively until the quarterly quota amounts are delivered and for so long as the Company requires additional supply.  The Mortgage Agreement would create a security interest in favor of the Company in certain properties and assets belonging to the Dairy Farms to secure the obligations of the Dairy Farms to the Company.

The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the complete copy of the Equity Purchase Agreement (including its appendices), which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02                      Unregistered Sales of Equity Securities

On June 29, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of the Company granted new, non-statutory performance stock options to certain officers and employees of the Company pursuant to the Company’s 2009 Stock Incentive Plan (the “Plan”).  In the aggregate, the Committee granted performance stock options to acquire 1,282,000 shares of the Company’s common stock, each with an exercise price of $8.32.  The performance stock options will vest upon satisfaction of performance goals and certain other criteria provided the option holder continues to be an employee of, or service provider to, the Company or its subsidiaries at the time of the relevant vesting dates.  If the recipient fails to satisfy the performance goals related to a vesting date, the shares that would otherwise vest on that date will be forfeited and cancelled.  The Committee also granted an aggregate of 30,000 shares of the Company’s common stock pursuant to new restricted stock awards to certain directors of the Company pursuant to the Plan.

All of the recipients of the performance stock options and restricted stock awards, except for one recipient of the options and two directors receiving restricted stock, are not U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”)), and the Company issued options to acquire 1,252,000 shares of its common stock and restricted stock awards of 20,000 shares of its common stock to these recipients in offshore transactions not requiring registration under the Securities Act pursuant to Regulation S.  The Company issued options to acquire 30,000 shares of its common stock and 10,000 shares of restricted stock to the remaining recipients in reliance on the exemption from registration provided by Section 4(2) under the Securities Act for a transaction by an issuer not involving any public offering, and in reliance on similar exemptions under applicable state securities law.

Item 7.01                      Regulation FD Disclosure

On August 4, 2011, the Company issued a press release announcing that it held a media conference to discuss the Equity Purchase Agreement and planned sale of the Dairy Farms.  A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section.  The information in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.  This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description
10.1	Equity Purchase Agreement dated August 1, 2011, including Raw Milk Exclusive Supply Agreement and Asset Mortgage Agreement attached as Appendices 1 and 2, respectively (English translation)
99.1	Press release announcing hosting of media conference to discuss sale of dairy farms

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEIHE INTERNATIONAL, INC.

By:	/s/ Leng You-Bin
Leng You-Bin
Chairman and CEO

Date: August 4, 2011

INDEX TO EXHIBITS

Exhibit	Description
10.1	Equity Purchase Agreement dated August 1, 2011, including Raw Milk Exclusive Supply Agreement and Asset Mortgage Agreement attached as Appendices 1 and 2, respectively (English translation)
99.1	Press release announcing hosting of media conference to discuss sale of dairy farms